EXHIBIT 99.1

Investor Contact	Media Contact
James Jacobson	Kenneth D. Julian
717.612.5628	717.730.3683
jjacobson@harsco.com	kjulian@harsco.com

IMMEDIATE RELEASE

HARSCO PROMOTES ROBERT YOCUM TO
VICE PRESIDENT AND TREASURER

CAMP HILL, PA (December 10, 2012) . . . Global industrial company Harsco Corporation (NYSE: HSC) announced today the promotion of Robert G. Yocum to Vice President and Treasurer, where he will be responsible for the Company’s liquidity management, capital market activities, global treasury operations, and bank and rating agency relationships.

Mr. Yocum has served as Assistant Treasurer since 2001, and has held progressively responsible positions in the Company’s Treasury and Finance organizations since joining Harsco in 1981.  He holds a Bachelor of Science degree from Grove City College and an MBA in accounting from Pennsylvania State University.

"Bob is thoroughly familiar with our businesses and well-respected by our financial partners,” said Vice President and Interim CFO, Barry E. Malamud.  “Filling this position now with someone of Bob’s considerable experience ensures uninterrupted continuity and focus in this key area of our financial leadership structure.”

Harsco Corporation serves major industries that play a fundamental role in worldwide economic and infrastructure development, including steel and metals, construction, railways and energy.  Harsco’s common stock is a component of the S&P MidCap 400 Index and the Russell 1000 Index.  Additional information can be found at www.harsco.com.

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